SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2004

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 16, 2004, we completed the purchase of Sunland Towne Centre, located in El Paso, Texas, from Sunland Towne Centre Associates, Ltd. and Del Sol Joint Venture No. 1.  The total purchase price was approximately $32.1 million, which includes approximately $17.8 million of assumed indebtedness.  Sunland Towne Centre was built in 1996 and has 307,595 square feet of gross leasable area, which was 99% leased as of March 31, 2004.  Major tenants include Kmart, Circuit City, Petsmart, Roomstore, and Ross Stores.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements of the business acquired required to be filed as part of this report were previously filed on pages F-113 through F-122 of the Prospectus included in our Registration Statement on Form S-11/A, File No. 333-114224, filed August 10, 2004.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report was previously filed on pages F-4 through F-52 of the Prospectus included in our Registration Statement on Form S-11/A, File No. 333-114224, filed August 10, 2004.

(c)           The following exhibit is filed as part of this report:

Exhibit 2.1                                                      Real Estate Purchase Agreement, dated as of June 23, 2004, between Sunland Towne Centre Associates, Ltd., Del Sol Joint Venture No. 1 and KRG Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: September 21, 2004	By:	/s/ Daniel. R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Document

2.1	Real Estate Purchase Agreement, dated as of June 23, 2004, between Sunland Towne Centre Associates, Ltd., Del Sol Joint Venture No. 1 and KRG Capital, LLC.